UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): February 13, 2004

GXS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 333-106143

Delaware (State or other jurisdiction of incorporation or organization)	35-2181508 (I.R.S. Employer Identification No.)

100 Edison Park Drive
Gaithersburg, MD 20878
(address of principal executive offices, including zip code)

(301) 340-4000 (Registrant’s telephone number, including area code)

Item 2. Acquisitions and Dispositions

On February 13, 2004, Global eXchange Services, Inc., a Delaware corporation and wholly owned direct subsidiary and indirect subsidiary of GXS Corporation and GXS Holdings, Inc., respectively (“Global eXchange Services”), announced that it had completed the acquisition of HAHT Commerce, Inc., a Delaware corporation (“HAHT”). The acquisition of HAHT was previously announced by Global eXchange Services on January 15, 2004. Global eXchange Services acquired all of the capital stock of HAHT through a merger of GXS January, Inc., a Delaware corporation and wholly owned subsidiary of Global eXchange Services (“GXS January”), into HAHT for consideration of $15 million in cash plus common and preferred shares of GXS Holdings, Inc. valued at approximately $15 million, subject to adjustment as provided in the Agreement and Plan of Merger, dated as of January 14, 2004, by and among HAHT, GXS January, GXS Holdings, Inc. and certain stockholders of HAHT.

This Current Report amends the Current Report dated February 27, 2004 to include Item 7 Financial Information.

Item 7.	Financial Statement and Exhibits

(a)	Financial statements of business acquired: HAHT Commerce, Inc. Audited Consolidated Financial Statements for the year ended April 30, 2003

HAHT Commerce, Inc. Unaudited Condensed Consolidated Balance Sheet as of December 31, 2003

HAHT Commerce, Inc. Unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss for the eight months ended December 31, 2002 and 2003

HAHT Commerce, Inc. Unaudited Condensed Consolidated Statement of Cash Flows for the eight months ended December 31, 2002 and 2003.

(b)	Pro forma financial information: Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003

(c)	Exhibits:

Agreement and Plan of Merger, dated as of January 14, 2004, by and among HAHT Commerce, Inc., GXS January, Inc., GXS Holdings, Inc., and certain stockholders of HAHT Commerce, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by GXS Corporation on January 20, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS Corporation
By: /s/ Bruce E. Hunter
	Name:	Bruce E. Hunter
	Title:	Senior Vice President, General Counsel and Secretary
Date: April 28, 2004

HAHT Commerce, Inc.
Consolidated Financial Statements
April 30, 2003

HAHT Commerce, Inc.
Contents
April 30, 2003

Page(s)
Report of Independent Auditors	1
Financial Statements	2
Consolidated Balance Sheet	2
Consolidated Statement of Operations and Comprehensive Income	3
Consolidated Statement of Stockholders’ Equity (Deficit)	4
Consolidated Statement of Cash Flows	5-6
Notes to Consolidated Financial Statements	7-24

Report of Independent Auditors

The Board of Directors and
Stockholders of HAHT Commerce, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and comprehensive income, of stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of HAHT Commerce, Inc. and its subsidiaries at April 30, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Raleigh, North Carolina

June 12, 2003

HAHT Commerce, Inc.

Consolidated Balance Sheet
April 30, 2003

Assets
Current assets
Cash and cash equivalents	$5,022,584
Accounts receivable, net of allowances of $913,760	3,375,452
Prepaid expenses and other current assets	412,976

Total current assets	8,811,012
Property and equipment, net	293,145
Other assets	1,896,097

Total assets	$11,000,254

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$3,086,668
Deferred revenue	3,948,576
Current portion of capital lease obligation	3,394

Total current liabilities	7,038,638

Capital lease obligation, net of current portion	3,233
Series A l convertible preferred stock, $0.001 par value, 24,000,000 shares designated; 22,459,251 shares issued and outstanding as of April 30, 2003	25,084,232
Series B l convertible preferred stock, $0.001 par value, 4,000,000 shares designated, issued and outstanding as of April 30, 2003	6,000,000
Series C l convertible preferred stock, $0.001 par value, 18,500,000 shares designated; 11,461,326 shares issued and outstanding as of April 30, 2003	4,079,601
Stockholders’ equity (deficit)
Common stock, $0.001 par value, 105,000,000 shares authorized as of April 30, 2003; 6,682,696 shares issued and outstanding as of April 30, 2003	6,682
Additional paid-in capital	47,068,517
Deferred compensation	(13,000)
Accumulated other comprehensive income	679,051
Accumulated deficit	(78,946,700)

Total stockholders’ equity (deficit)	(31,205,450)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$11,000,254

The accompanying notes are an integral part of these consolidated statements.

HAHT Commerce, Inc.

Consolidated Statement of Operations and Comprehensive Income
Year Ended April 30, 2003

Revenues
Software	$6,152,871
Services	10,139,366

16,292,237

Cost of revenues
Software	749,788
Services	5,183,938

5,933,726

Gross profit	10,358,511

Operating expenses
Sales and marketing	9,972,008
Research and development	5,015,453
General and administrative	4,950,123
Loss on impairment of long-lived assets	1,590,405
Restructuring charges	910,816

Total operating expenses	22,438,805

Operating loss	(12,080,294)
Interest income	104,167
Interest expense	(391,711)

Net loss	$(12,367,838)

Other comprehensive income
Foreign currency translation adjustment	490,669

Comprehensive loss	$(11,877,169)

Net loss per common share - basic and diluted	$(1.86)

Weighted average common shares outstanding - basic and diluted	6,661,390

The accompanying notes are an integral part of these consolidated financial statements.

HAHT Commerce, Inc.

Consolidated Statement of Stockholders’ Equity (Deficit)
Year Ended April 30, 2003

	Common Stock		Additional		Accumulated Other		Total
			Paid-in	Deferred	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Compensation	Income	Deficit	Equity (Deficit)
Balance at April 30, 2002	6,618,354	$6,618	$46,934,384	$(30,986)	$188,382	$(66,578,862)	$(19,480,464)
Exercise of common stock options	64,342	64	13,886	—	—	—	13,950
Forfeitures of common stock options and related deferred compensation	—	—	(5,825)	5,825	—	—	—
Amortization of warrants issued in conjunction with line of credit	—	—	119,294	—	—	—	119,294
Expense relating to the grant of common stock options to consultants	—	—	6,778	—	—	—	6,778
Amortization of deferred compensation	—	—	—	12,161	—	—	12,161
Net loss	—	—	—	—	—	(12,367,838)	(12,367,838)
Foreign currency translation adjustment	—	—	—	—	490,669	—	490,669

Balance at April 30, 2003	6,682,696	$6,682	$47,068,517	$(13,000)	$679,051	$(78,946,700)	$(31,205,450)

The accompanying notes are an integral part of these consolidated financial statements.

HAHT Commerce, Inc.

Consolidated Statement of Cash Flows
Year Ended April 30, 2003

Cash flows from operating activities
Net loss	$(12,367,838)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of deferred compensation	12,161
Warrants to purchase Series C l preferred stock issued in connection convertible notes	39,754
Expense relating to the grant of common stock options to consultants	6,778
Expense relating to warrants issued in connection with debt	119,294
Bad debt expense	75,345
Depreciation and amortization	1,619,592
Loss on disposal of property and equipment	94,284
Loss on impairment of long-lived assets	1,590,405
Changes in operating assets and liabilities
Accounts receivable	(347,585)
Prepaid expenses and other assets	1,920,090
Accounts payable and accrued expenses	(3,554,218)
Deferred revenue	(201,729)

Net cash used in operating activities	(10,993,667)

Cash flows from investing activities
Purchases of property and equipment	(196,542)

Net cash used in investing activities	(196,542)

Cash flows from financing activities
Payments on capital lease obligation	(45,602)
Payments on line of credit	(4,000,000)
Proceeds from the issuance of Series C 1 preferred stock, net of issuance costs	4,039,847
Proceeds from exercise of stock options	13,950

Net cash provided by financing activities	8,195

Effect of foreign currency translation on cash flows	490,669

Net decrease in cash and cash equivalents	(10,691,345)
Cash and cash equivalents
Beginning of year	15,713,929

End of year	$5,022,584

(continued)

HAHT Commerce, Inc.
Consolidated Statement of Cash Flows (continued)
Year Ended April 30, 2003

Supplemental disclosures
Cash paid for interest	$272,417
Noncash investing and financing activities
Forfeiture of common stock options to employees	$5,825

The accompanying notes are an integral part of these consolidated financial statements.

HAHT Commerce, Inc.

Notes to Consolidated Financial Statements
April 30, 2003

1.	Summary of Significant Accounting Policies

Description of Business

HAHT Commerce, Inc. (the “Company”) sells a suite of software applications that enables customers to use the Internet to manage their entire sales cycle, from customer identification through order management and post-sales support. The Company was initially incorporated in North Carolina as HAHT Software, Inc. in July 1995 and reincorporated in Delaware as HAHT Commerce, Inc., as of July 1, 2000. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, HAHT Commerce BV, HAHT Commerce PTY and HAHT UK and its majority owned subsidiary, iMediation S.A. All significant intercompany balances and transactions have been eliminated.

The Company has incurred substantial losses and negative cash flows from operations in every fiscal period since inception. For the year ended April 30, 2003, the Company incurred a loss from operations of $12,080,294 and had negative cash flows from operations of $10,993,667. As of April 30, 2003, the Company had an accumulated deficit of $78,946,700. Management anticipates that losses will decrease from current levels because of an expected increase in revenues as well as efforts to reduce costs and operating expenses. In addition, the Company is currently seeking additional financing arrangements in order to enhance liquidity. Although management continues to pursue these plans, there is no assurance that the Company will be successful in generating sufficient revenue from operations or obtaining additional financing on terms acceptable to the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Revenue Recognition

Software revenue is derived from sales of software licenses. Services revenue consists of revenue derived from implementation of the Company’s software products, software product support and maintenance, software customization and/or modification, customer and partner training and other consulting services. The Company’s revenue recognition policies are in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as modified by SOP 98-9 “Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions,” which is the authoritative guidance for recognizing revenue on software transactions. In the case of software arrangements, which require significant implementation, modification or customization of software, the Company follows the guidance in SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”

The Company’s revenue recognition policy is as follows:

Software revenue: The Company recognizes revenue from sales of software licenses upon persuasive evidence of an arrangement (as provided by agreements or contracts executed by both parties), delivery of the software and determination that collection of a fixed or determinable license fee is considered probable.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

When the software license arrangement requires the Company to provide consulting services for significant implementation, customization or modification of the software or when the customer considers these services essential to the functionality of the software product, both the software license revenue and consulting services revenue are recognized in accordance with the provisions of SOP 81-1. The Company recognizes revenue from these arrangements using the percentage-of-completion method primarily based on labor hour inputs. Therefore, during the implementation period, both product license and consulting services revenue are recognized as work progresses.

When the fees for software upgrades and enhancements, maintenance, consulting and training are bundled with the license fee, they are unbundled using the Company’s objective evidence of the fair value of the multiple elements represented by the Company’s customary pricing for each element in separate transactions. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value exists for undelivered elements or until all elements of the arrangement are delivered, subject to certain exceptions set forth in SOP 97-2. SOP No. 98-9 amended SOP No. 97-2 to allow recognition of revenue using the “residual method” in circumstances outlined in SOP No. 98-9. According to the residual method, the total fair value of the undelivered elements, as indicated by vendor-specific objective evidence, is deferred and the difference between the total arrangement fee and the amount deferred for the undelivered element is recognized as revenue related to the delivered elements.

Services Revenues: Revenue from implementation, customization and training services is recognized as the services are performed. Maintenance service revenue is recognized ratably over the term of the underlying maintenance agreement, which in most cases is one year. Maintenance includes technical support and minor upgrades to the Company’s software.

Amounts invoiced prior to satisfying the Company’s revenue recognition criteria are reflected in deferred revenue.

Cost of Revenues

Cost of software revenues consists of the costs to distribute the product, including the costs of the media on which it is delivered and royalty payments to third-party vendors. Cost of services revenues consists primarily of consulting and support personnel salaries and related costs. Research and development costs are excluded from the cost of revenues.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment is stated at historical cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized over the shorter of the estimated life of the improvement or the lease term. Depreciation of capital lease assets is computed based on the respective lease terms which range up to four years.

The Company evaluates long-lived assets for potential impairment by analyzing the operating results, trends and prospects for the Company, and considering any other events and circumstances, which might indicate potential impairment.

Research and Development and Software Development Costs

Capitalization of internally developed software costs begins upon the establishment of technological feasibility and ceases when the product is available for general release. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgement by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technologies. To date, the achievement of technological feasibility, defined by the Company as completion of a working model, and availability of the Company’s software products for general release have substantially coincided. Therefore, the Company has no capitalized software costs at April 30, 2003.

Advertising Costs

The Company expenses all advertising costs as incurred. The Company incurred total advertising costs of approximately $265,132 during the year ended April 30, 2003.

Income Taxes

The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company reviews its ability to realize deferred tax assets each period in order to determine the need for a valuation allowance.

Accounting for Stock-Based Compensation

The Company measures compensation expense for its employee stock-based compensation using the intrinsic value method and provides pro forma disclosures of net loss as if the fair value method had been applied in measuring compensation expense (see Note 9). Under the intrinsic value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

HAHT Commerce, inc.
Notes to Consolidated Financial Statements
April 30, 2003

Net Loss Per Common Share

The Company computes net loss per common share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” (“SFAS No. 128”) and the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 98 (“SAB No. 98”). Under the provisions of SFAS No. 128 and SAB No. 98, basic net loss per common share (“Basic EPS”) is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted net loss per common share (“Diluted EPS”) is computed by dividing net loss by the weighted average number of common shares and dilutive potential common share equivalents then outstanding. Potential common shares consist of shares issuable upon the exercise of stock options and warrants and shares issuable upon conversion of convertible preferred stock. The calculation of the net loss per share for the fiscal year ended April 30, 2003 does not include 45,095,973 potential shares of common stock equivalents because their impact would be antidilutive.

Segment Reporting

The Company applies Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information,” (“SFAS No. 131”) which uses a “management approach” to determine business segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reporting segment. For the period presented, the Company has determined that it only has one reportable segment.

Comprehensive Income (Loss)

The Company applies the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income,” (“SFAS No. 130”). SFAS No. 130 requires the Company to display an amount representing comprehensive income (loss) for the year in a financial statement which is displayed with the same prominence as other financial statements. The accumulated other comprehensive iricome balance consists entirely of foreign currency translation adjustments.

Translation of Foreign Financial Statements

Foreign currency transactions are accounted for in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation,” (“SFAS No. 52”). As required by SFAS No. 52, gains and losses from foreign currency transactions are reflected in income currently. For the year ended April 30, 2003 foreign currency translation adjustments amounted to $490,669. The majority of the current year translation adjustment is attributable to an adjustment of $466,250 resulting from the translation of an intercompany loan to iMediation S.A.

The Company has identified the functional currency of its subsidiaries with foreign operations as the applicable local currency. The translation from the applicable local currency to United States dollars is performed using the exchange rate in effect at the balance sheet date. Revenue and expense accounts are translated using the average exchange rate experienced during the period. Adjustments resulting from the translation of the Company’s subsidiary financial statements from its functional currency to the United States dollar are not included in determining net income (loss), but are reported as accumulated other comprehensive income, a separate component of shareholders’ equity (deficit).

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

Recent Accounting Pronouncements

In July 2002, the Financial Accounting Standards Board (the “Board” or the “FASB”) issued SFAS No. 146 (“SFAS No. 146”) “Accounting for Costs Associated with Exit or Disposal Activities”. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (“EITF No. 94-3”).” The principal difference between SFAS No. 146 and EITF No. 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost as defined in EITF No. 94-3 was recognized at the date of an entity’s commitment to an exit plan. A fundamental conclusion reached by the Board in SFAS No. 146 is that an entity’s commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Therefore, SFAS No. 146 eliminates the definition and requirements for recognition of exit costs in EITF No. 94-3. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The application of SFAS No. 146 is required for all exit or disposal activities initiated after December 31, 2002 and is not expected to have a material impact on the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148 (“SFAS No. 148”), “Accounting for Stock-Based Compensation Transition and Disclosure”, which amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. These provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The Company has not and does not anticipate implementing the voluntary change to the fair value based method of accounting for stock-based compensation. The Company has implemented the disclosure provisions of SFAS No. 148 beginning with the April 30, 2003 consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150 (“SFAS No. 150”), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the Board’s proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts Statement No. 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. These provisions of SFAS No. 150 are effective for financial statements for fiscal years ending after June 15, 2003. The application of SFAS No. 150 is not expected to have a material impact on the Company’s financial statements.

In November 2002, the FASB approved FASB Interpretation No. (FIN) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others”. FIN 45 elaborates on the existing disclosure requirements for most guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after April 30, 2003. The Company has adopted the disclosure provisions of this interpretation as of April 30, 2003. The Company does not expect the initial recognition and measurement provisions for guarantees issued or modified after April 30, 2003 to have a material impact on the Company’s financial statements.

In January 2003, the FASB approved FASB Interpretation No. (FIN) 46, “Consolidation of Variable Interest Entities”. The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities” or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE (the “primary beneficiary”). This new model for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The Company does not expect the approval and implementation of FIN 46 to have a material impact on the Company’s financial statements.

Reclassifications

The consolidated financial statements for all periods presented have been restated to reflect the effect of the two stock splits during fiscal 2002 (see Note 8).

Effective May 1, 2002, the Company adopted the provisions of EITF No. 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred, requiring that certain out-of-pocket expenses rebilled to customers be recorded as revenue versus an offset to the related expense. Reimbursement of out-of-pocket expenses included in service revenues and cost of service revenues for the year ended April 30, 2003 was $422,777.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

2.	Developed Technology

The developed technology as of April 30, 2002 represents the fair market value of the technology that was acquired in connection with the iMediation S. A. acquisition as discussed in Note 10. The technology was being amortized over the estimated useful life of two years. In fiscal 2003, the Company recorded $1,092,080 in amortization related to this technology. In February 2003, the Company recorded an impairment charge of $1,201,295 related to the developed technology based on management’s decision not to use this technology in the Company’s business as previously planned.

3.	Property and Equipment

Property and equipment consists of the following at April 30:

2003
Computer equipment	$2,561,676
Furniture, fixtures, and equipment	278,283
Leasehold and land improvements	248,965

3,088,924
Less accumulated depreciation and amortization	(2,795,779)

$293,145

Depreciation and amortization amounted to $527,512 for the year ended April 30, 2003. The net book value of assets under capital leases was $0 at April 30, 2003.

4.	Other Assets

Included in other assets at April 30, 2003 are certificates of deposit in the amount of approximately $64,216 which serve as collateral for letters of credit related to the Company’s leased office spaces. These certificates of deposit are classified as current assets in 2003 based on the expected release date of the restrictions. Other assets also include a discounted foreign tax credit receivable of $1,272,000, which is due to the Company in fiscal 2005. The Company is expecting to begin receiving payments for this credit in December 2003. The remaining other assets include prepaid royalties on software that is included in the Company’s products and deferred costs of revenue on software products for which the related revenue has also been deferred.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

5.	Accounts payable and accrued expenses

Accounts payable and accrued expenses consists of the following at April 30:

2003
Accounts payable	$625,302
Vacation	439,753
Compensation	310,246
Restructuring	834,308
Accrued sales and property tax	190,444
Other accrued expenses	686,615

Total	$3,086,668

In accordance with the provisions of SFAS No. 146, the Company accrued a liability for the costs that will continue to be incurred under an operating lease agreement for its remaining term. The liability was measured at its fair value at the date when the Company ceased using the facility spaces. As of April 30, 2003, the Company recorded the present value of the loss on the operating leases of $687,000, which is net of the estimated sublease cash inflow (see Note 14).

6.	Line of Credit

In October 2000, the Company entered into a loan agreement with a bank (the “Bank Agreement”) that allows the Company to receive advances up to $4,000,000. Under the terms of the Bank Agreement, the advances were due in October 2001 and incur interest at a rate of prime plus 2% per annum. In connection with this agreement, the bank was issued a warrant to acquire shares of the Company’s capital stock. The Bank Agreement was terminated during 2002. The per share exercise price of this warrant (“Bank Exercise Price”) was to be the average of $0.929 and the price per share of the Company’s next preferred stock offering, as defined in the warrant. This warrant was exercisable for the same class of shares as those sold in the Company’s next preferred stock offering with the number of shares to be determined by the quotient of $200,000 divided by the Bank Exercise Price. In the event the Company was acquired or the next preferred stock offering did not occur before August 31, 2001, the Bank Exercise Price was to be $0.929 per share. This warrant expires in October 2005. In June 2001, the Company closed the first round of Series Al Convertible Preferred Stock at $0.12 per share (before a l-for-10 reverse stock split as discussed in Note 8). As a result, the warrant allows the Bank to purchase 384,615 shares of Series Al Convertible Preferred Stock for an exercise price of $0.52 per share. The warrant was valued at $32,935 utilizing the Black-Scholes option valuation model.

In October 2000, the Company entered into a loan agreement with a lender (the “Lender Agreement”) that allows the Company to receive advances up to $7,000,000. Under the terms of the Lender Agreement any advances are due the earlier of August 2001 or upon completion of a public offering, as defined in the agreement, and incur interest at a rate of prime plus 3% per annum. In connection with this agreement, the lender was issued a warrant to acquire shares of the Company’s capital stock. Under the terms of this warrant as amended, the exercise price of this warrant (“Lender Exercise Price”) is equal to $0.12, subject to adjustment based on the final closing price per share of the Company’s next financing as discussed in Note 8. This warrant is

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

exercisable for 753,498 shares of Series Al Preferred Stock. This warrant expires in October 2007. The warrant was valued at approximately $87,516 utilizing the Black-Scholes option valuation model. The Company borrowed S7,000,000 on this line of credit during fiscal year 2001. This balance matured on August 31, 2001. The Lender Agreement was amended in November 2001 and $4,000,000 of borrowings was extended to a new maturity date of November 15, 2002. The Lender received a warrant to purchase an additional 175,000 shares of the Company’s common stock, which is contingent upon the time frame of the loan repayment. The warrant was valued at $169,925 utilizing the Black Scholes option valuation model. During fiscal 2003, this warrant was fully vested and the Company recognized approximately $119,294 of expense related to the vested warrant. During fiscal 2002, only 150,000 shares under the warrant were vested and the Company recognized approximately $50,631 of expense related to the vested warrant. The Company recognized the expense over the life of the line of credit. The line of credit was repaid in full during 2003.

7.	Commitments

The Company leases its office facilities and certain equipment under operating lease agreements and leases certain equipment under a capital lease agreement. Future lease payments under noncancelable operating leases and the capital lease at April 30, 2003 are as follows:

	Operating	Capital
	Leases	Lease
Year ending April 30,
2004	$1,160,908	$4,153
2005	1,140,954	3,461
2006	790,847	—

Total minimum payments	$3,092,709	7,614

Less amount representing interest		987

Present value of capital lease obligation		6,627
Less current portion		3,394

Capital lease obligation, long-term		$3,233

Rent expense under operating leases was approximately $1,655,504 for the year ended April 30, 2003.

The Company has entered into various reseller agreements whereby third party software is incorporated into software sold by the Company. The Company expensed $755,360 during the year ended April 30, 2003, related to such agreements.

In fiscal 2001, the Company placed into escrow 25,000 shares of the Company’s common stock and warrants to purchase 15,000 shares of the Company’s common stock at a price of $25 per share as part of an acquisition. Both the shares and warrants are to be held in escrow until the later of the first anniversary of the closing date of the transaction or 180 days after the completion of a public offering of stock by the Company. Prior to the escrow termination date, the Company may elect to assume additional liabilities of the aquiree for which an appropriate number of shares or warrants held in escrow will revert back to the Company based upon the fair market

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

value of the Company’s common stock on the escrow termination date. The shares continue to be held in escrow until such conditions are met.

In fiscal 2002, the Company has placed into escrow 1,673,437 shares of the Company’s Series Al Preferred Stock as part of an acquisition (see Note 10).

8.	Capital Stock and Authorized Shares

Change in par value and authorized shares

On March 13, 2002, the Company approved an amendment to the Articles of Incorporation changing the number of authorized shares of common stock. The Company increased the authorized shares of common stock to 60,000,000. On April 2, 2003, the Company approved an amendment to the Articles of Incorporation changing the number of authorized shares of common stock. The Company increased the authorized shares of common stock to 105,000,000.

Stock split

On June 29, 2001, the Company under went a recapitalization where the Company had a 1 for 10 reverse stock split of the Mandatorily Redeemable Convertible Preferred Stock, Series A Convertible Preferred Stock and common stock. After the split all the Mandatorily Redeemable Preferred Stock was converted on a 1 to 1 basis into common stock. There were 5,528,307 shares of preferred stock converted into common stock.

In November 2001, the Company had a 1 for 1.25 stock split on the Series Al Preferred Stock. The consolidated financial statements for all periods presented have been restated to reflect the effect of these stock splits.

Preferred Stock

In fiscal 2003, the Company amended the Articles of Incorporation, which authorized 51,500,000 shares of Preferred Stock of which 24,000,000 shares are designated for Series Al, 4,000,000 shares for Series Bl and 18,500,000 shares are designated for Series Cl Convertible Preferred Stock. The remaining 5,000,000 shares are not designated.

In fiscal 2002, the Company amended the Articles of Incorporation, which authorized 33,000,000 shares of Preferred Stock of which 24,000,000 shares are designated for Series Al and 4,000,000 shares for Series B1 Convertible Preferred Stock. The remaining 5,000,000 shares are not designated.

Series A1

In conjunction with the recapitalization, the Company issued 14,177,344 shares of Convertible Series Al Preferred Stock at $1.20 per share for gross proceeds of $17,012,813. In addition, the Company issued 700,274 warrants to purchase additional Series Al Convertible Preferred Stock at a purchase price of $1.20 per share. In fiscal 2003, the Company released 1,652,051 shares of Convertible Series Al Preferred Stock with a value of $165,294 that were held in escrow at $0.10 per share (see Note 10). In fiscal 2003, 86,371 shares of Convertible Series Al Preferred Stock were cancelled.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

Series B1

On March 13, 2002, the Company issued 4,000,000 shares of Series Bl Convertible Preferred Stock at $1.50 per share for gross proceeds of $6,000,000.

Series C1

In February 2003, the Company issued convertible promissory notes in the aggregate amount of $1,036,271. In connection with the convertible notes the Company issued the holders of the notes 175,000 warrants to purchase the next round of financing equal to 5% of the principal amount at an exercise price of the next round of financing. The Company allocated the proceeds received from the issuance of the notes to the notes and the warrants based on their relative fair values as prescribed by Accounting Principles Board Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants” (“APB 14”). The fair value of the warrants was determined using the Black Scholes pricing model and amounted to $39,754. The amount of the discount was amortized to interest expense over the term the notes. The notes provided for interest rates of 8% per annum and were convertible into shares of Series C1 Convertible Preferred Stock. The notes plus accrued interest of $6,669, were subsequently converted into 2,897,056 shares of Series Cl Convertible Preferred Stock at $0.36 per share in March 2003.

In addition, the Company issued an additional 8,564,270 shares of Series Cl Convertible Preferred Stock at $0.36 per share for gross proceeds of $3,083,137 and issuance costs of $86,230.

The Series Al, Series Bl and Series Cl are collectively referred to as Preferred Stock.

The following is a summary of the rights, preferences and terms of the Company’s Preferred Stock:

Voting

Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Preferred Stock, as the case may be, could then be converted and shall have the voting rights and powers equal to the voting rights and powers of the common stock. Each holder of common stock shall be entitled to one vote for each share of common stock held.

Dividends

The holders of Preferred Stock are entitled to receive, out of funds legally available, dividends at the same rate as dividends are paid with respect to the Common Stock into which each share of Preferred Stock is convertible.

Liquidation

The holders of the Series Cl Preferred Stock are entitled to receive, prior and in preference to any distribution to the holders of any other capital stock of the Company, including the Series B1 Preferred Stock, Series Al Preferred Stock and Common Stock, an amount per share equal to three times the Series Cl Original Issuance price plus an amount equal to any dividends declared but unpaid on Series Cl Preferred Stock. If the assets of the Company available for distribution to the holders of Series Cl Preferred Stock are insufficient to pay in full the amount payable to the holders of the then outstanding shares of Series Cl Preferred Stock in proportion to the respective amounts that would be payable to the holders of Series Cl Preferred Stock in respect of

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

the shares of Series Cl Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Series Cl Preferred Stock were paid in full.

After distribution to the holders of Series C1 Preferred Stock the holders of Series B1 Preferred Stock are entitled to receive, prior and in preference to any distribution to the holders of any other capital stock of the Company, including Series Al Preferred Stock and Common Stock, in an amount per share equal to the Series Bl Original Issuance Price plus any amount equal to any dividends declared but unpaid. If the assets of the Company are insufficient to permit the payment to the holders of Series B1 Preferred Stock their full preferential amount, then the assets of the Company shall be distributed ratably among the holders of the Series Bl Preferred Stock in proportion to the respective amounts that would be payable to the holders of Series B1 Preferred Stock in respect of the shares of Series Bl Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Series Bl Preferred Stock were paid in full.

After the distribution of the Series Bl Preferred Stock, the holders of Series Al Preferred Stock has preference in any distribution to the holders of any capital stock of the Company including Common Stock at an amount per share equal to the Series Al original issuance price plus, any amount of dividends declared but unpaid. If the assets of the Company are insufficient to permit the payment to the holders of Series Al Preferred Stock of their full preferential amount, then the assets of the Company will be distributed ratably among the holders of the Series Al Preferred Stock in proportion to the respective amounts of their capital accounts. After the distribution to the Series Cl, Bl and Al as noted above, the holders of Series Al Preferred Stock, Series Bl Preferred Stock, Series Cl Preferred Stock and Common Stock are entitled to receive on a pro-rata basis the portion of the remaining assets of the Company legally available for distribution.

Conversion

The holder of any share of any series of Preferred Stock shall have the right, at its option at any time, to convert shares of Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Preferred Stock to be so converted by the Original Issuance Price for such shares of Preferred Stock and (ii) dividing the result by the applicable Conversion Price for such series of Preferred Stock. Subject to further adjustment as provided in the Amended Articles of Incorporation, the Series B1 conversion price shall be $1.50 per share and the Series Al Conversion Price shall be $1.20 per share up to the conversion time that is defined below. Effective after the conversion time the Series Al Conversion Price will be adjusted to $0.60 per share and the Series Bl Conversion Price will be adjusted to $0.75 per share. The Series Cl conversion price will remain at the Original Issuance Price of $0.36 per share.

The conversion time is effective prior to the earlier of (i) the date that is 60 days following the filing date and (ii) the effective date of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, all outstanding shares of Series Al Preferred Stock and Series Bl Preferred Stock held by any stockholder of the Company who has not purchased at least their Pro Rata allocation of Series Cl Preferred Stock from the Company will automatically convert to shares of Common Stock. Pro Rata allocation is equal to $6,500,000 multiplied by a fraction, the numerator of which is the aggregate number of shares of Series Al Preferred Stock and Series Bl Preferred Stock held of record by stockholders on the filing date and the denominator is 26,465,000.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

Each share of Series Al and Bl Preferred Stock will automatically convert upon the closing date of an underwritten public offering of the Company’s common stock with aggregate proceeds of more than $30,000,000 and an offering price of at least 5 times the Series Bl Original Issuance price, or the holders of a majority of the outstanding shares of Preferred Stock, vote or consent together to approve such conversions as a single class on an as-converted into Common Stock basis immediately prior to the closing of the sale of such shares by the Company in conjunction with the public offering, all outstanding shares of Preferred Stock will automatically convert to shares of Common Stock on a as converted basis.

9.	Stock Option Plan

In August 1995, the Company adopted the 1995 Stock Award Plan (the “Plan”) which provides for the grant of up to 316,213 incentive stock options and nonstatutory stock options. During the year ended April 30, 2003, the Plan was amended to provide for the grant of up to 14,000,000 incentive stock options and 2,500,000 nonstatutory stock options. Under the Plan, incentive stock options may be granted to employees, officers, directors and consultants. Incentive stock options granted under the Plan must be for periods not to exceed ten years, except for options granted to shareholders who own greater than 10% of the outstanding stock, which must be for periods not to exceed five years. Options granted under the Plan generally vest 25% after the first year and ratably each month over the following thirty-six month period. Under the Plan, nonstatutory stock options must be approved by the compensation committee or the Board of Directors who will then set the terms of the option.

The Company has deferred compensation balances of $13,000 at April 30, 2003, as a result of the exercise price of certain of the Company’s common stock options being below the fair value of the Company’s common stock on the date of the grant. Deferred compensation is being amortized over the vesting period of the individual options, which is generally four years. Compensation expense recognized during the year ended April 30, 2003 totaled $12,161.

The Company continues to apply Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for the Plan. Had compensation cost for the Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (“SFAS No. 123”), the Company’s net loss for the year ended April 30, 2003 would have been increased to the pro forma amounts indicated below:

	2003
	As Reported	Pro Forma
Net loss	$12,367,838	$12,505,368
Earnings per share	$(1.86)	$(1.88)

For the purposes of SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003: risk-free interest rates of 6%; expected life of six years; dividend yields of 0%; and volatility factors of 0%.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

A summary of the activity under the Plan as of and for the year ended April 30, 2003 is presented below:

	2003
		Weighted
	Shares	Average
	Underlying	Exercise
	Options	Price
Outstanding at beginning of year	6,289,965	$0.63
Granted	150,810	0.23
Forfeited	(417,354)	2.36
Exercised	(64,342)	0.22

Outstanding at end of year	5,959,079	$0.50

Options exercisable at year end	3,606,375

Weighted average fair value of options granted during the period		$0.23

The following table summarizes information about stock options outstanding at April 30, 2003:

		Remaining
		Contractual
Exercise	Number	Life for Options	Number
Price	Outstanding	Outstanding (Years)	Exercisable
$0.00-0.06	94,575	2.4	89,075
0.07-2.00	5,591,719	8.5	3,285,627
2.01-2.50	8,041	3.8	8,041
2.51-3.00	9,000	5.7	9,000
3.01-4.00	194,601	5.9	164,339
4.01-12.50	34,554	6.3	25,948
12.51-15.00	8,256	5.0	7,924
15.01-20.00	18,333	7.3	16,421

	5,959,079		3,606,375

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

10.	Acquisition and Impairment of Long-Lived Assets

In January 2002, the Company acquired the outstanding common stock of iMediation SA (“iMediation”), a French company. In accordance with SFAS No. 141, “Business Combinations,” (“SFAS No. 141”), the acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed based on their estimated fair values on the date of acquisition. The acquired operations of iMediation have been included in the consolidated results of operations for the year ended April 30, 2003 as well as from the date of acquisition through April 30, 2002. The allocation of the purchase price is summarized as follows:

Purchase Price
Issuance of 6,716,227 shares of Series Al preferred stock	$8,059,472
Assumed liabilities	6,636,732

Total consideration	14,696,204
Transaction costs	266,526

Total purchase price	14,962,730
Less assets
Cash	7,885,682
Current assets	931,879
Developed technology	2,621,000
Customer base and trade name	770,000
Long term assets	2,073,381

Total assets received	14,281,942

Excess purchase price (goodwill)	$680,788

In connection with the acquisition and in accordance with Emerging Issue Task Fork Issue No. 95-3, “Recognition of Liabilities in Connection with Purchase Business Combination,” (“EITF No. 95-3”) the Company recognized approximately $2,742,000 of additional liabilities related to the involuntary termination of employees and the termination of lease commitments acquired from iMediation. As outlined in EITF No. 95-3, the Company accounted for the costs as liabilities assumed as part of the business combination. Accordingly, goodwill recorded in the financial statements has been increased by the amount of the liabilities assumed. In accordance with the provision of SFAS No. 142, “Goodwill and Other Intangible Assets,” (“SFAS No. 142”) goodwill generated as a result of the iMediation acquisition will not be amortized as the acquisition date is after June 30, 2001.

During fiscal 2003, the Company identified $223,816 of additional costs related to the iMediation acquisition. In accordance with EITF No. 95-3, these additional acquisition costs were recorded as goodwill. These amounts were subsequently written off during fiscal 2003 as part of the loss on impairment of long-lived assets.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

The Company assesses whether its identifiable and unidentifiable intangible assets are impaired as required by SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” based on an evaluation of undiscounted projected cash flows through the remaining amortization period. If impairment exists, the amount of such impairment is calculated based on the estimated fair value of the asset determined based upon anticipated cash flows discounted at a rate commensurate with the risk involved. Due to changes in the Company’s business plans subsequent to the acquisition, the Company reassessed the remaining undiscounted projected cash flows related to the identifiable and unidentifiable intangible assets acquired from iMediation S.A. In fiscal 2002, it was concluded that, with the principal exception of the iMediation S.A.’s developed technology, the intangible assets acquired in the iMediation S.A. transaction should be written off. Accordingly, during the fourth quarter of fiscal 2002, the Company wrote-off the carrying value of its customer base and trade name and goodwill, resulting in a non-cash impairment loss of $1,450,788.

In connection with the acquisition, the Company issued 8,389,664 shares of Series Al Preferred Stock, of which 1,673,437 shares were being held in escrow to be distributed at a later date as further outlined in the iMediation purchase agreement. The 1,673,437 shares held in escrow were accounted for as contingent consideration and were added to the purchase price when the contingency was resolved. During fiscal 2003, 1,652,051 shares were released from escrow and their value of $165,294 was recorded as additional purchase price. This amount was subsequently written off during fiscal 2003 as part of the loss on impairment of long-lived assets.

In addition, 495,734 warrants to purchase common stock of the company were issued to consultants for services related to the iMediation acquisition. The fair value of the warrants was determined using the Black Scholes pricing model and amounted to $91,500. These warrants were accounted for as acquisition costs of the purchase price allocation.

11.	Income Taxes

No provision for federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

Significant components of the Company’s deferred tax assets and liabilities at April 30, 2003 consist of the following:

Domestic net operating loss carryforwards	$24,270,137
Foreign net operating loss carryforwards	3,846,023
Deferred revenue	247,339
Stock based compensation	297,048
Compensation accruals	146,100
Bad debt and sales reserves	160,723
Fixed assets	162,568
Credit carryforwards	1,050,685
Contributions	9,696
Other accruals	69,138

Total deferred tax assets	30,259,457
Valuation allowance for deferred assets	(30,259,457)

Deferred tax assets	$—

At April 30, 2003, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured.

As of April 30, 2003, the Company had federal and state net operating loss carryforwards of $64,512,000. These net operating loss carryforwards begin to expire in 2011. The utilization of the federal net operating loss carryforwards may be subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code. Additionally, the Company has foreign net operating loss carryforwards of $10,989,000. These loss carryforwards may be carried forward indefinitely.

Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

	2003
United States federal tax at statutory rate	$(4,205,065)	34.0%
State taxes (net of Federal benefit)	(289,305)	2.3%
Change in valuation reserves	4,780,271	(38.7)%
Foreign rate differential	(56,061)	0.5%
Income tax credits	(100,000)	0.8%
Other	(243,719)	2.0%
Other nondeductible expenses	113,879	(0.9)%

Provision for income taxes	$—	—

HAHT Commerce, Inc.
Notes to Consolidated Financial Statements
April 30, 2003

12.	Concentration of Credit Risk

The Company’s principal financial instruments subject to potential concentration of credit risk are cash and trade accounts receivable. The Company places substantially all cash and cash equivalents and investments with federally insured financial institutions. However, at times these deposits have exceeded the amounts insured by the Federal Deposit Insurance Corporation. The concentration of credit risk with respect to trade accounts receivable is limited due to the number of customers and their dispersion across different geographic locations. Although the Company generally does not require collateral for unpaid balances, credit losses have been within management expectations.

As of April 30, 2003, the Company had $699,581 of U.S. dollar equivalent trade receivable balances denominated in foreign currencies, predominantly the Euro, British Pound, and the Dutch Guilder.

13.	Geographic Information

The following table presents a summary of revenue by geographic region, which is based on the geographic region in which the customer is domiciled:

2003
North America	$11,620,895
Europe	3,269,753
Asia	1,107,666
Other	293,923

$16,292,237

The following table represents a summary of long-lived assets by geographic region:

2003
North America	$621,595
Europe	$1,757,645

14.	Subsequent Events

In June 2003, the Company terminated its lease agreement for its worldwide headquarters. In conjunction with the termination, the Company paid a one-time termination fee of $400,000 in cash and issued 625,000 Shares of Series C1 Preferred valued at $0.36 per share.

In June 2003, the Company issued an additional 661,881 shares of Series C1 Preferred Stock at $0.36 per share for gross proceeds of $238,252. In connection with the Series C1 financing, the Series A1 Preferred Stock holders were required to participate in the Series C1 financing by May 30, 2003 or their Series A1 shares would be converted into common shares. As a result of this requirement 8,692,046 shares of Series A1 were converted to common stock during June 2003.

HAHT Commerce, Inc.
Condensed Consolidated Balance Sheet
(in thousands of dollars)
(unaudited)

December 31,
2003
Assets
Current assets
Cash and cash equivalents	$5,268
Accounts receivable, net of allowances	2,072
Prepaid expenses and other current assets	466

Total current assets	7,806

Property and equipment, net	182
Other assets	1,419

Total assets	$9,407

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$1,818
Deferred revenue	4,348

Total current liabilities	6,166

Series A1, B1 and C1 convertible preferred stock	35,625

Stockholders’ equity (deficit) Common stock, $0.001 par value	7
Additional paid-in capital	47,068
Accumulated other comprehensive income	911
Accumulated deficit	(80,370)

Total stockholders’ equity (deficit)	(32,384)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$9,407

HAHT Commerce, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands)
(unaudited)

	Eight months ended December 31,
	2002	2003
Revenues
Software	$3,681	$2,915
Services	6,647	5,460

	10,328	8,375

Cost of revenues
Software	459	296
Services	3,446	2,591

	3,905	2,887

Gross profit	6,423	5,488

Operating expenses
Sales and marketing	7,875	2,906
Research and development	3,867	2,002
General and administrative	3,415	1,953
Restructuring charges	—	250

Total operating expenses	15,157	7,111

Operating loss	(8,734)	(1,623)
Interest (income) expense, net	192	(47)

Net loss	$(8,926)	$(1,576)

Other comprehensive income
Foreign currency translation adjustment	234	150

Comprehensive loss	$(8,692)	$(1,426)

HAHT Commerce, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Eight months ended December 31,
	2002	2003
Cash flows from operating activities:
Net loss	$(8,926)	$(1,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Expense relating to warrants issued in connection with debt	79	—
Bad debt expense	60	227
Depreciation and amortization	735	212
Changes in operating assets and liabilities:
Decrease in accounts receivable	223	1,077
(Increase) decrease in prepaid expenses and other assets	(1,859)	424
Decrease in accounts payable and accrued expenses	(3,008)	(1,269)
Increase (decrease) in deferred revenue	(427)	399
Other	2,544	470

Net cash used in operating activities	(10,579)	(36)

Cash flows from investing activities:
Purchases of property and equipment	(160)	(101)

Net cash used in investing activities	(160)	(101)

Cash flows from financing activities:
Payments on capital lease obligation	(25)	(6)
Payments on line of credit	(4,000)	—
Proceeds from the issuance of Series C1 preferred stock, net of issuance costs	—	238

Net cash provided by (used for) financing activities	(4,025)	232

Effect of foreign currency translation on cash flows	234	150

Increase (decrease) in cash and cash equivalents	(14,530)	245
Cash and cash equivalents beginning of period	15,714	5,023

Cash and cash equivalents end of period	$1,184	$5,268

HAHT Commerce, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Eight months ended December 31, 2002 and 2003

(1) Description of Business

HAHT Commerce, Inc. (“HAHT”) sells a suite of software applications that enables customers to use the Internet to manage their entire sales cycle, from customer identification through order management and post-sales support. HAHT was initially incorporated in North Carolina as HAHT Software, Inc. in July 1995 and reincorporated in Delaware as HAHT Commerce, Inc., as of July 1, 2000.

These statements have not been audited or reviewed. Such financial statements should be read together with the audited financial statements of HAHT included elsewhere herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 13, 2004, Global eXchange Services completed the acquisition of HAHT. Global eXchange Services acquired all of the capital stock of HAHT through a merger of a wholly owned subsidiary of Global eXchange Services, into HAHT for consideration of $15 million in cash plus common and preferred shares of GXS Holdings, Inc. valued at approximately $15 million, subject to adjustment as provided in the Agreement and Plan of Merger, dated January 14, 2004. Under the Agreement and Plan of Merger $7 million of cash and capital stock in the aggregate is being held in escrow for up to two years pending settlement of post closing adjustments and other indemnities.

HAHT is a provider of demand chain management applications that strategically automate, integrate and optimize order management, product information management, channel management, business intelligence and customer services between manufacturers, their channel partners and business customers.

A summary of the estimated purchase price and the related allocation to the assets acquired follows:

(in thousands)

Cash	$15,000
Estimated fair value of capital stock issued by GXS Holdings, Inc.	15,000
Estimated fair value of liabilities assumed	3,966
Estimated transaction costs	500

Total purchase price	$34,466

Current assets	$7,806
Property and equipment	182
Identifiable intangible assets	12,225
Goodwill	12,834
Other assets	1,419

$34,466

The purchase price allocation is preliminary and subject to further adjustments. Such adjustments are not expected to be material.

The following unaudited pro forma condensed consolidated financial information has been prepared to reflect our acquisition of HAHT. The unaudited pro forma condensed consolidated financial information is based on, and should be read together with, our audited and unaudited historical financial statements, including the accompanying notes. They should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K. The assumptions that we have made in preparing the unaudited pro forma condensed consolidated financial information, which management believes are reasonable under the circumstances, are described below and in the notes that accompany the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 presents our historical balance sheet consolidated with the historical unaudited balance sheet of HAHT with pro forma adjustments to reflect:

•	the financing of the transaction with cash of $15 million and capital stock of GXS Holdings, Inc. with an estimated fair value of $15 million; and

•	the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated relative fair values.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 has been prepared assuming that our acquisition of HAHT occurred as of January 1, 2003 and includes our historical results of operations for the year ended December 31, 2003 consolidated with the unaudited historical operations of HAHT for the twelve months ended December 31, 2003 with pro forma adjustments that give effect to:

•	the amortization of acquired identifiable intangible assets over their useful lives;

•	a reduction in maintenance revenue, for the amount billed prior to December 31, 2002, to reflect such amounts at estimated cost of service plus a normal profit margin; and

•	a reduction in interest income related to cash used to consummate the acquisition.

The pro forma amounts shown, while shown with numerical specificity based on these assumptions, are subject to uncertainties and contingencies that are beyond our control. To the extent the assumptions change, the amounts shown would change. Accordingly, the unaudited pro forma condensed consolidated financial information are for illustrative purposes only, and actual results may differ materially from those reflected in the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results of operations that would have been reported had the acquisition of HAHT actually been effected on the dates indicated.

GXS Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2003
(in thousands of dollars)

	GXS	HAHT	Adjustments			Pro Forma
Assets
Current assets
Cash and cash equivalents	$46,730	5,268	(14,250)	(A	)	37,748
Accounts receivable, net of allowances	62,328	2,072	—			64,400
Deferred income taxes	1,729	—	—			1,729
Prepaid expenses and other current assets	8,660	466	—			9,126

Total current assets	119,447	7,806	(14,250)			113,003
Investment in affiliates	2,929	—	—			2,929
Property and equipment, net	133,869	182	—			134,051
Identifiable intangible assets	—	—	12,225	(B	)	12,225
Goodwill	11,929	—	12,834	(B	)	24,763
Deferred income taxes	3,034	—	—			3,034
Deferred financing costs	15,886	—	—			15,886
Other assets	4,342	1,419	(750)	(A	)	5,011

Total assets	$291,436	9,407	10,059			310,902

Liabilities, Minority Interest, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$75,544	1,818	500	(A	)	77,862
Deferred income	10,368	4,348	(2,200)	(B	)	12,516

Total current liabilities	85,912	6,166	(1,700)			90,378
Long-term debt	405,520	—	—			405,520
Other liabilities	23,929	—	—			23,929

Total liabilities	515,361	6,166	(1,700)			519,827

Minority interest	810	—	—			810

Series A1, B1, and C1 convertible preferred stock	—	35,625	(35,625)	(A	)	—

Stockholders’ equity (deficit)
Common stock	—	7	(7)	(A	)	—
Additional paid-in capital	258,386	47,068	(47,068)	(A	)	273,386
			15,000	(A	)
Foreign currency translation	(5,505)	911	(911)	(A	)	(5,505)
Accumulated deficit	(477,616)	(80,370)	80,370	(A	)	(477,616)

Total stockholders’ equity (deficit)	(224,735)	(32,384)	47,384			(209,735)

Total liabilities, minority interest, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$291,436	9,407	10,059			310,902

(A)	Adjustment to reflect acquisition of (i) all of the outstanding capital stock of HAHT for cash of $15,000 (of which $750 was paid in escrow prior to December 31, 2003), capital stock of GXS Holdings, Inc. with an estimated fair value of $15,000 and estimated transaction costs of $500 and (ii) to eliminate capital structure of HAHT

(B)	Adjustment to reflect allocation of purchase price to the assets acquired and liabilities assumed based on their estimated relative fair values. The allocation of the purchase price is preliminary and is subject to further adjustment.

GXS Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(In thousands)

			Pro Forma
			Acquisition
	Historical	Historical HAHT	Adjustments			Pro Forma
Revenues	$363,469	14,339	(2,000)	(A	)	375,808

Costs and operating expenses:
Cost of revenues	205,959	8,067	2,300	(B	)	216,326
Sales and marketing	73,611	5,003	—			78,614
General and administrative	39,919	3,489	—			43,408
Gain on sale of assets	(700)	—	—			(700)
Restructuring and related charges	26,671	1,161	—			27,832
Asset impairment charges	6,500	1,590	—			8,090

Operating income (loss)	11,509	(4,971)	(4,300)			2,238

Other income (expense):
Proportionate share of losses in investee companies and investment write-downs	(679)	—	—			(679)
Write-off of deferred financing costs	(5,548)	—	—			(5,548)
Interest income	750	—	(225)	(C	)	525
Interest expense	(50,967)	(49)	—			(51,016)
Other income (expense), net	1,248	—	—			1,248

Loss before income taxes	(43,687)	(5,020)	(4,525)			(53,232)

Provision for income taxes	259,590	—	—			259,590

Net loss	$(303,277)	(5,020)	(4,525)			(312,822)

(A)	Adjustment to reduce maintenance revenue, that was billed prior to December 31, 2002, to an amount which reflects estimated cost of service plus a normal profit margin
(B)	Adjustment to amortize acquired identifiable intangible assets over five years
	- amortization of customer relationships	$378
	- amortization of PIM software	1,629
	- amortization of Order Management software	293

		$2,300

	The Company has allocated $700 to the HAHT Tradename which is deemed to have an indefinite life and, accordingly, is not being amortized.
(C)	Reduce interest income for cash used to consummate the acquisition at 1.5% per annum